Exhibit 32.1

SECTION 1350 CERTIFICATIONS

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended.

The undersigned, who are the Chief Executive Officer and Chief Financial Officer of Behringer Harvard Advisors I LP, the Managing Trustee of Behringer Harvard Mid-Term Value Enhancement Liquidating Trust (the “Liquidating Trust”), each hereby certify to their knowledge:

The Annual Report on Form 10-K of the Liquidating Trust (the “Report”), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Liquidating Trust.

Dated this 28th day of March, 2013.

/s/ Michael J. O’Hanlon
Michael J. O’Hanlon
Chief Executive Officer and President of Behringer Harvard Advisors
I LP, Managing Trustee

/s/ Gary S. Bresky
Gary S. Bresky, Chief Financial Officer of Behringer Harvard
Advisors I LP, Managing Trustee